Exhibit 99.1

Media Contact: Carissa Matton

Bioheart, Inc.

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

Phone: 772.285.8511

cmatton@bioheartinc.com

For Immediate Release

Bioheart, Inc. Completes Financing with Magna

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Sunrise, FL – October 24th, 2014 – Bioheart, Inc. (BHRT.OB), a biotechnology company focused on the discovery, development and commercialization of autologous cell therapies a Florida corporation, is pleased to announce the closing of a common stock purchase agreement for a $3 million Equity Enhancement Program (“EEP”) with a Magna affiliate fund, Magna Equities II, LLC (the "Investor"). The EEP allows, but does not obligate the Company to issue and sell up to $3,000,000 worth of the Company’s common stock to the Investor from time to time, over the 24-month term of the purchase agreement.

In connection with the execution of the purchase agreement, the Company and the Investor also entered into a registration rights agreement, whereby, the Company has agreed to file an initial registration statement with the U.S. Securities & Exchange Commission (“SEC”). In addition, Bioheart is pleased to announce that the Company has completed a $307,500 financing through a convertible note issued to Magna, as previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2014.  Details of both transactions are outlined in the public filings.

Company CEO, Mr. Mike Tomas, stated, “We are very pleased to enter into these agreements with Magna.  These financings help Bioheart proceed with our trials efforts and continue our pursuit to take our therapies to the bedside."

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Forward-Looking Statements: Except for historical matters contained herein, statements made in this press release are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled "Risk Factors" in its Annual Report on Form 10-K for the year ended December 31, 2013.

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